IPL SYSTEMS, INC.

COMPUTATION OF NET INCOME PER COMMON  SHARE                          EXHIBIT 11
YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993
(Thousands of Dollars Except Per Share Amounts)

- - ------------------------------------------------------------------------------

Primary                                            1995              1994              1993
- - -------                                            ----              ----              ----

Income (loss) before cumulative
 effect of change in accounting                 $   (3,464)       $  (15,046)       $   (2,572)
Cumulative effect of change in
 accounting for income taxes                         --                --                  121
                                                ----------        ----------        ----------

Net Income (loss)                               $   (3,464)       $  (15,046)       $   (2,451)
                                                ==========        ==========        ==========
Weighted average shares
 outstanding                                     5,469,177         5,381,519         5,235,964
Dilutive stock options based on
 the treasury stock method using
 average market price for the
 period                                             --                --                --
                                                ----------        ----------        ----------

Common shares used in
 calculation of income (loss)
 per share                                       5,469,177         5,381,519         5,235,964
                                                ==========        ==========        ==========

Income (loss) per common and
 common equivalent share:
  Income before cumulative effect
   of change in accounting                      $    (0.63)       $    (2.80)       $    (0.49)
  Cumulative effect of change in
    accounting for income taxes                       --                --                0.02
                                                ----------        ----------        ----------

NET INCOME (LOSS)                               $    (0.63)       $    (2.80)       $    (0.47)
                                                ==========        ==========        ==========


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

IPL SYSTEMS, INC.
- - -----------------

COMPUTATION OF NET INCOME PER COMMON  SHARE                         EXHIBIT 11
YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993
(Thousands of Dollars Except Per Share Amounts)

- - ------------------------------------------------------------------------------

Fully Diluted                                        1995              1994             1993
- - -------------                                        ----              ----             ----

Income (loss) before cumulative
 effect of change in accounting                 $   (3,464)       $  (15,046)       $   (2,572)
Cumulative effect of change in
 accounting for income taxes                         --                --                  121
                                                ----------        ----------        ----------

Net Income (loss)                               $   (3,464)       $  (15,046)       $   (2,451)
                                                ==========        ==========        ==========
Weighted average shares
 outstanding                                     5,469,177         5,381,519         5,235,964
Dilutive stock options based on
 the treasury stock method using
 the higher of average or period
 and market price                                  211,600 (A)       128,963 (A)       153,359 (A)
                                                ----------        ----------        ----------

Common shares used in
 calculation of income (loss)
 per share                                       5,680,777         5,510,482         5,389,323
                                                ==========        ==========        ==========

Income (loss) per common and
 common equivalent share:
  Income before cumulative effect
   of change in accounting                      $    (0.61)       $    (2.73)       $    (0.47)
  Cumulative effect of change in
    accounting for income taxes                       --                --                0.02
                                                ----------        ----------        ----------

NET INCOME (LOSS)                               $    (0.61)       $    (2.73)       $    (0.45)
                                                ==========        ==========        ==========

- - ------------------------

(A) This calculation is presented in accordance with Item 601 of Regulations S-X although it is not required by Paragraph 14 of APB Opinion No. 15.


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